Exhibit 99.2

[PRESS RELEASE]

Media Contact:	Company Contact:
Carrie Blewitt	Bruce Labovitz
Qorvis Communications	Chief Financial Officer
202.448.3129	703.883.1700 ext. 131
cblewitt@qorvis.com	bruce.labovitz@comstockcompanies.com

COMSTOCK HOMEBUILDING COMPANIES, INC.  ADDS $7.6 MILLION TO REPORTED SECOND
QUARTER PRELIMINARY NEW ORDER REVENUE

RESTON, VA – July 8, 2005 – Comstock Homebuilding Companies, Inc. (NASDAQ: CHCI), said today that 16 units sold at the Company’s Eclipse at Potomac Yard project during the three months ended June 30, 2005 had been inadvertently excluded from its reported new order revenue for the quarter. Reported backlog for the Company and the Eclipse at Potomac Yard project remained as previously reported.

	For the three months ended June 30,
	2004	2005	% Change
	(number in 000s except units)

New Orders	71	160	125.4%

New Order Revenue	26,063	59,160	127.0%

Settlements	88	123	39.8%

Backlog	60,433	268,624	344.5%

About Comstock Homebuilding Companies, Inc.  Comstock is a production homebuilder that develops, builds, and markets single-family homes, townhouses, and condominiums.  The Company currently operates in the Washington, D.C. and Raleigh, North Carolina markets where it targets a diverse range of buyers, including first-time, early move-up, secondary move-up, empty nester move-down and active adult home buyers.  For more information on Comstock, please visit www.comstockhomebuilding.com.

The Company will report full operating results for the six months ended June 30, 2005 after close of market on August 1, 2005.

This press release includes “forward-looking statements” within the meaning of the federal securities laws, which involve uncertainties and risks. These include statements regarding events or developments that the Company expects or anticipates will occur in the future, such as statements about the Company’s strategies to improve operating performance. Please refer to the Company’s prospectus and its other filings with the Securities and Exchange Commission for a complete discussion of these and other important factors that could cause results to differ materially from those projected by these forward-looking statements.